POWER OF ATTORNEY

The undersigned as a Section 16 reporting person of Micron Technology Inc the

 Company hereby constitutes and appoints the

Companys Global Stock and Compensation Manager Katie Reid Global Stock Plans

 Analyst Suzan M Gore and General Counsel

Rod Lewis

and each of them the undersigneds true and lawful attorneyinfact to complete end execute Forms 4 and 5 and other forms as such attorneyinfact shall in his or her discretion advisable pursuant

to Section 16 of the Securities amended and the rules and regulations pronmigated laws and regulations

as a consequence of the

acquisition or disposition of securities of the Company and

and all amendments thereto determine to be required or

Exchange Act of 1934 as thereunder or any successor undersigneds ownership

do all acts necessary in order to file such forms with the

Securities and Exchange Commission any securities exchange or national association the Company and such other person or

agency as the attorneyinfact shall deem appropriate to comply with applicable law

The undersigned hereby ratifies and confirms all that said attorneysinfact and agents shall do or cause to be done by

virtue herein The undersigned acknowledges that the foregoing attorneysinfact in serving in such capacity at the request

of the undersigned are not assuming nor is the Company assuming any of the undersigneds responsibilities to comply with

Section 16 of the Securities Exchange Act 1934 as amended

This Power of Attorney shall remain in full force and effect until the undersigned is no lorger required to file

Forms 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company

unless earlier revoked by the undersigned in a signed writing delivered to the Company

In witness whereof the undersigned has caused this Power of Attorney to be executed on this the 1st day of April 2008

Signature Ronald C. Foster

Print Name Ronald C. Foster